UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 20, 2020
Wyndham Destinations, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6277 Sea Harbor Drive
Orlando	Florida	32821
(Address of Principal Executive Offices)		(Zip Code)
	(407)	626-5200
(Registrant’s telephone number, including area code)
None (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WYND	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.
Purchase Agreement
On July 20, 2020, Wyndham Destinations, Inc. (“Wyndham”) entered into a purchase agreement (the “Purchase Agreement”) with BofA Securities, Inc., as representative of the several initial purchasers named in Schedule II thereto (collectively, the “Initial Purchasers”), in connection with the offer and sale of $650 million aggregate principal amount of Wyndham’s 6.625% senior secured notes due 2026 (the “Notes”) in a private offering (the “Offering”) to persons reasonably believed to be “qualified institutional buyers” in the United States, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States in offshore transactions pursuant to Regulation S under the Securities Act. The offering was upsized to $650 million, which represents a $150 million increase from the previously announced size of the offering.

The Purchase Agreement contains customary representations, warranties and covenants by Wyndham, together with customary closing conditions. Under the terms of the Purchase Agreement, Wyndham has agreed to indemnify the Initial Purchasers against certain liabilities. The Offering is expected to close on July 24, 2020, in accordance with the terms of the Purchase Agreement.

Wyndham intends to use the net proceeds of the Offering for general corporate purposes, which may include the repayment of outstanding indebtedness under its secured revolving credit facility, the future repayment of its 5.625% secured notes due March 2021 and the payment of related fees and expenses.

This Current Report on Form 8-K shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer, or solicitation to buy, if at all, will be made only by means of a confidential offering memorandum. This Current Report on Form 8-K does not constitute a notice of repayment of outstanding indebtedness under Wyndham’s secured revolving credit facility or a notice of repayment of its 5.625% secured notes due March 2021.

Item 8.01.     Other Events.
On July 20, 2020, Wyndham issued a press release to announce the upsize of the Offering and pricing of the Notes. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits.
d) Exhibits. The following exhibit is furnished with this report:

Exhibit No.	Description
99.1	Press Release of Wyndham Destinations, Inc., dated July 20, 2020.
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM DESTINATIONS, INC.

By: /s/ Elizabeth E. Dreyer
Name: Elizabeth E. Dreyer
Title: Chief Accounting Officer

Date: July 20, 2020